Exhibit 23.2(b)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to incorporation by reference in this Post-Effective Amendment No. 2 to the Registration Statement on Form S-1 for United States Brent Oil Fund, LP (333-187501) of our report dated March 25, 2015 relating to the statements of financial condition as of December 31, 2014 and 2013 of United States Commodity Funds LLC and Subsidiaries, included in the Form 10-K of United States Brent Oil Fund, LP and to the reference to our Firm as “Experts” in the Prospectus.

/s/ SPICER JEFFRIES LLP
Greenwood Village, Colorado
April 6, 2015